Exhibit 10.1

EXECUTION COPY

SECURITIES TRANSFER AGREEMENT

by and among

TRISTAR HOLDINGS I LLC

the Sponsor

on the one hand as Seller

NAVY SAIL INTERNATIONAL LIMITED

on the other hand as Buyer

and

TRISTAR ACQUISITION I CORP.

Dated: July 18, 2023

ARTICLE VII Closing Conditions		23
7.1	Conditions to the Obligations of the Parties	23
7.2	Conditions to the Obligations of Buyer	23
7.3	Conditions to the Obligations of Seller and the SPAC	25

ARTICLE VIII Miscellaneous		25
8.1	Expenses	25
8.2	Notices	25
8.3	Governing Law	26
8.4	Entire Agreement; No Other Representations	26
8.5	Severability	27
8.6	Amendment	27
8.7	Effect of Waiver or Consent	27
8.8	Parties in Interest; Limitation on Rights of Others	27
8.9	Assignability	27
8.10	Jurisdiction; Court Proceedings; Waiver of Jury Trial	28
8.11	No Other Duties	28
8.12	Reliance on Counsel and Other Advisors	28
8.13	Specific Performance	28
8.14	Release	29
8.15	Counterparts	30
8.16	Further Assurance	30

Exhibits

EXHIBITS

Exhibit A	Founder Share Transfer Agreement
Exhibit B	Joinder Agreement
Schedule I	Founder Shares and Placement Warrants to be Transferred by Sponsor
Schedule II	List of Resigning Officers and Directors
Schedule III	Seller Expenses
Schedule IV	Remaining SPAC Expenses

TRANSFER AGREEMENT

THIS SECURITIES TRANSFER AGREEMENT (this “Agreement”), dated as of July 18, 2023 (the “Effective Date”), is made by and between Tristar Acquisition I Corp. (the “SPAC” or the “Company”), Tristar Holdings I LLC (“Seller” or the “Sponsor”), which is also the current sponsor of the Company, and NAVY SAIL INTERNATIONAL LIMITED, or its designees (“Buyer”). Each of Buyer, the SPAC and Seller is referred to herein as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Seller owns 3,794,167 shares of Class B Ordinary Shares of the SPAC, par value $0.0001 per share (“Founder Shares”) and 7,345,000 warrants to acquire Class A Ordinary Shares of the SPAC, par value $0.0001 per share, purchased in a private placement contemporaneously with the consummation of the SPAC’s initial public offering (“Placement Warrants”);

WHEREAS, the directors and officers and certain investors of the SPAC (collectively, the “Initial Investors”), collectively own 1,955,833 Founder Shares;

WHEREAS, Buyer desires to acquire from Seller such number of Founder Shares and Placement Warrants set forth on Schedule I hereto (such number of Founder Shares and Placement Warrants, the “Transferred Securities”) on the following terms and conditions (the “Sponsor Transfer”);

WHEREAS, Seller desires to sell the Transferred Securities to Buyer on the following terms and conditions;

WHEREAS, as an inducement to enter into this Transfer Agreement, concurrent with the Sponsor Transfer, each Initial Investor (other than Seller) shall transfer a number of Founder Shares to Buyer, in an amount equal to the product of the Sponsor Transfer Percentage, as defined herein, multiplied by the number of Founder Shares held by that Initial Investor (such product, the “Transferred Founder Shares”), at no cost, pursuant to a founder share transfer agreement, a form of which is attached hereto as Exhibit A (the “Founder Share Transfer Agreement”), and, following such transfer, each Initial Investor will retain its remaining Founder Shares; and

WHEREAS, the SPAC’s board of directors has determined that it is in the best interests of the SPAC and its shareholders to enter into this Agreement and the Contemplated Transactions;

NOW THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

Definitions and Rules of Construction

1.1 Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means (a) as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) as to any Person that is a natural Person, any such Person’s spouse, parents, children and siblings, whether by blood, adoption or marriage, residing in such Person’s home or any trust or similar entity for the benefit of any of the foregoing Persons. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided, however, that the term “Person” shall exclude an investor in a publicly traded Affiliate.

“Agreement” means this Transfer Agreement, as it may be amended from time to time.

“Ancillary Documents” means the documents, agreements, statements or certificates being executed and delivered in connection with this Agreement and the transactions contemplated hereby.

“Business Combination” means any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses, involving the SPAC.

“Business Day” means any day other than a Saturday, Sunday or day on which banks are closed in New York, New York. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

“Buyer” has the meaning set forth in the Preamble.

“Chosen Courts” has the meaning set forth in Section 8.10.

“Closing” has the meaning set forth in Section 2.2(a).

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Material Adverse Effect” means any event, change, development, effect, condition, circumstance, matter, occurrence, or state of fact that has had or is reasonably expected to have a material adverse effect on (a) the business, operations or financial condition of the SPAC, taken as a whole, or (b) the ability of Seller to perform its obligations under this Agreement or to consummate the Contemplated Transactions; provided, that none of the following events, changes, developments, effects, conditions, circumstances, matters, occurrences or states of facts, whether alone or in combination, shall be taken into account in determining whether there has been or may be a Company Material Adverse Effect: any adverse event, change, development, effect, condition, circumstance, matter, occurrence or state of facts attributable to (i) any general, regional, global or national economic, monetary or financial condition, including changes or developments in prevailing interest rates, credit markets, securities markets, general economic or business conditions or currency exchange rates, or political or regulatory conditions, (ii) operating, business, regulatory or other conditions generally affecting the industry in which the SPAC operates, (iii) any change in Law or GAAP, or (iv) the negotiation, execution, delivery, performance or announcement of this Agreement or the Contemplated Transactions (it being understood that the facts and circumstances giving rise or contributing to any such failure may, unless otherwise excluded by another clause in this definition of “Company Material Adverse Effect,” be taken into account in determining whether a “Company Material Adverse Effect” has occurred or could reasonably be expected to occur), so long as in the case of clauses (i), (ii) and (iii), such events, changes, developments, effects, conditions, circumstances, matters, occurrences or state of facts do not materially and adversely affect the SPAC, taken as a whole, in a materially disproportionate manner relative to other participants in the industry in which the SPAC, taken as a whole, operate.

“Company Parties” has the meaning set forth in Section 5.9.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the Ancillary Documents.

“Covered Contract” has the meaning of the agreements relating to the Company’s IPO.

“CST” has the meaning of Continental Stock & Transfer Company, the trustee and transfer agent of the SPAC.

“D&O Insurance” shall mean the liability insurance policy for the existing officers and directors of the SPAC listed on Schedule II attached hereto.

“Effective Date” has the meaning set forth in the Preamble.

“Founder Shares” has the meaning set forth in the Preamble.

“Founder Share Transfer Agreement” means the founder share transfer agreement between the Initial Investors (other than the Sponsor) and Buyer, a form of which is attached hereto as Exhibit A.

“Fraud” means, as determined by a court of law upon hearing on merits, with respect to any Person, the making of a statement of fact with intent to deceive another Person and requires (a) a false representation of material fact; (b) with knowledge that such representation is false; (c) with an intention to induce the party to whom such representation is made to act or refrain from acting in reliance upon it; (d) causing that party, in justifiable reliance upon such false representation, to take or refrain from taking action; and (e) causing such party to suffer damage by reason of such reliance.

“Fundamental Representations” means and refers to Section 3.1 (Authorization and Enforceability), Section 3.2 (Ownership of Transferred Securities), Section 3.3 (Consents and Approvals), Section 4.1 (Organization and Power) and Section 4.2 (Capitalization).

“Further Extension” means each of up to twelve monthly extensions after the Initial Extension, each such extension being at the election of the SPAC.

“GAAP” means United States generally accepted accounting principles and practices in effect from time to time consistently applied.

“Governmental Authority” means any nation or government, any supranational, foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any supranational, foreign or domestic entity or body exercising executive, legislative, judicial, regulatory, administrative functions of or pertaining to government, including any court.

“Indemnification Agreement” means the indemnification agreement in the form of the indemnification agreement executed on October 13, 2021 in connection with the Company’s IPO, between the SPAC and each of the resigning officers and directors listed on Schedule II(a) or II(b).

“Indemnitee” means any Buyer Indemnitees or Seller Indemnitees, as the case may be.

“Indemnitor” means any Person(s) against whom a claim for indemnification is being asserted under any provision of Article VII herein.

“Initial Extension” means the extension which extends the time by which the SPAC can complete a Business Combination until no later than October 18, 2023 by placing $375,000 into the Trust Account on July 18, 2023.

“Initial Investors” has the meaning set forth in the Preamble.

“IPO” has the meaning of the Company’s initial public offering.

“IRS” means the Internal Revenue Service.

“Joinder Agreement” means the agreement to be executed at Closing whereby Buyer shall become a party to the Letter Agreement and the Registration Rights Agreement in the form attached hereto as Exhibit B.

“Laws” means all laws, Orders, statutes, codes, regulations, ordinances, judgments, decrees, rules, or other requirements or pronouncement with similar effect of any Governmental Authority.

“Letter Agreement” means the Letter Agreement, dated as of October 13, 2021, among the SPAC and the Initial Investors in connection with the SPAC’s initial public offering.

“Liabilities” has the meaning set forth in Section 2.2(d).

“Lien” means any lien, mortgage, deed of trust, security interest, pledge, charge, encumbrance, hypothecation, claim, contractual restriction, easement, right-of-way, option, right of first refusal or first offer, preemptive right, limitation, defects in title, restrictive covenants or other similar restriction or encumbrance of any kind.

“Loss” means any direct or indirect liability, claim, loss, damage, suit, obligation, judgment, fine, cost, expense or penalty (including reasonable attorneys’ fees and expenses).

“NYSE” has the meaning set forth in Section 4.9(c).

“Orders” means all judgments, orders, rulings, determinations, writs, injunctions, decisions, rulings, decrees, settlement agreements, stipulations, and awards of any Governmental Authority.

“Organizational Documents” means, with respect to any Person (other than an individual), (i) the certificate of formation or incorporation or articles of incorporation, organization or association and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (ii) all bylaws, memoranda of association, regulations, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Party” or “Parties” have the meanings set forth in the Preamble.

“Permitted Lien” means any (a) Lien in respect of Taxes not yet due and payable or which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, as reflected in the Financial Statements, (b) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business in respect of obligations that are not yet delinquent, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (c) in the case of real property, any matters, restrictions, covenants, conditions, limitations, rights, rights of way, encumbrances, encroachments, reservations, easements, agreements and other matters of fact or record which an accurate, recent survey or inspection of the property would reveal and which, individually or in the aggregate, do not materially impair the value or the continued or proposed use and operation of the assets or properties to which they relate, (d) limitations on the rights of the Sponsor under any Covered Contract that are expressly set forth in such Covered Contract, (e) any licenses or grants to use any Sponsor intellectual property, (f) any other Liens that, individually or in the aggregate, do not materially impair the value or the continued or proposed use and operation of the assets or properties to which they relate, and (g) Liens imposed by applicable Law (including but not limited to zoning, entitlement, building and or other land use regulations), which, individually or in the aggregate, do not materially impair the value or the continued or proposed use and operation of the assets or properties to which they relate.

“Person” means any individual, person, entity, general partnership, limited partnership, limited liability partnership, limited liability company, private limited company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

“Pre-Closing Period” means any Tax period ending on or prior to the Closing Date.

“Placement Warrants” has the meaning set forth in the Recitals.

“Promissory Note” has the meaning of a Promissory Note executed on the date of this Securities Transfer Agreement, issued to the Buyer in the amount of $375,000 to cover the Initial Extension.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 13, 2021, by and among the SPAC, the Sponsor and other equityholders named therein.

“Representatives” means, with respect to any Person, its officers, directors, management board members, employees, accountants, consultants, investment bankers, legal counsel, agents, commercial proxies, proxies and other advisors and representatives.

“Required SPAC Shareholder Approvals” means the approval of each of the proposals set out in the definitive proxy statement of the SPAC filed with the SEC on July 7, 2023, as amended or supplemented, by the affirmative vote of the holders of the requisite number of SPAC shares entitled to vote thereon, whether in person or by proxy at the Shareholders Meeting (or any adjournment or postponement thereof), in accordance with the Organizational Documents of the SPAC and applicable Law.

“Retained Securities” means all Founder Shares and Placement Warrants retained by Seller and not transferred to Buyer as part of the Transferred Securities.

“SEC” has the meaning set forth in Section 6.2(b).

“SEC Reports” means all disclosures publicly filed or furnished by the SPAC on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or successor thereto) (EDGAR).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the Preamble.

“SPAC” has the meaning set forth in the Preamble.

“SPAC Related Party Transaction” has the meaning set forth in Section 4.5.

“SPAC Shares” has the meaning set forth in Section 4.9(c).

“SPAC Units” has the meaning set forth in Section 4.9(c).

“SPAC Warrants” has the meaning set forth in Section 4.9(c).

“Sponsor Transfer Percentage” has the meaning of the percentage derived by the number of Founder Shares being transferred by Seller hereunder divided by the total number of outstanding Founder Shares owned by Seller prior to such Transfer, which percentage shall not include any Founder Shares transferred by Sponsor to Buyer or its designees in accordance with the “shortfall” provisions of Section 2.1(a) hereof.

“Tax” or “Taxes” means any (i) foreign, federal, state or local income, gross receipts, occupation, environmental, customs, duties, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, franchise, real property, personal property, business and occupation, capital stock, stamp or documentary, transfer, workman’s compensation or other tax, governmental fee or imposition of any kind whatsoever, including any interest, penalties, additions, assessments or deferred liability with respect thereto, whether disputed or not; (ii) transferee or other secondary liability for the payment of any amount of a type described in clause (i) above; and (iii) liability for the payment of any amount of a type described in clause or clause (ii) above as a result of any contractual or other obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

“Tax Authority” means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission, Governmental Authority, or other authority thereof, or any quasi-governmental body exercising Tax regulatory authority.

“Tax Return” means any report, return, form, estimate, declaration, information return or statement filed or required to be filed in connection with any Taxes, including any schedule or attachment thereto, and including any amendment or supplement thereof.

“Tax Sharing Agreement” means any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar contract or arrangement, whether written or unwritten (including, without limitation, any such agreement, contract or arrangement included in any purchase or sale agreement, merger agreement, joint venture agreement or other document).

“Transferred Securities” has the meaning set forth in the Recitals.

“Treasury” has the meaning set forth in Section 5.4.

“Treasury Regulations” means the Treasury regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time. Any reference herein to a particular provision of the Treasury Regulations means, where appropriate, the corresponding successor provision.

1.2 Rules of Construction.

Unless the context otherwise requires:

(a) a capitalized term has the meaning assigned to it in this Agreement;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) references in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(d) references to Articles, Sections, Schedules and Exhibits shall refer to articles, sections, schedules and exhibits of this Agreement, unless otherwise specified;

(e) the headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;

(f) this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(g) all monetary figures shall be in U.S. dollars unless otherwise specified;

(h) references to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified;

(i) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if;” and

(j) the word “or” is not exclusive and the words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation.

ARTICLE II

Transfer of Transferred Securities

2.1 Transfer of Transferred Securities.

Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall assign, transfer, and convey to Buyer or its designees, and Buyer and its designees as set forth on Schedule 2.1 shall acquire and accept from Seller, all right, title, and interest in and of the Transferred Securities, free and clear of all Liens, other than Liens pursuant to applicable securities Laws and Liens disclosed in the SEC Reports in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged. For avoidance of doubt, Buyer shall be entitled, pursuant to this Section 2.1, to assign, transfer and convey some or all of the Transferred Securities to other persons designated by Buyer, and/or Buyer shall instruct Seller to assign, transfer and convey some or all of the Transferred Securities to other persons designated by Buyer.

(a) Upon execution of this Securities Transfer Agreement, Buyer shall receive: (i) executed Founder Share Transfer Agreements from the Initial Investors to ensure that the Buyer and its designees receive, in the aggregate, no less than 4,427,500 Founder Shares, and to the extent there is a shortfall from holders of Founder Shares other than the Sponsor, such that the amount of Founder Shares to be transferred to Buyer and its designees is in total less than 4,427,500 Founder Shares, Sponsor shall supplement the transfer of Founder Shares to ensure that the Buyer receives no less than 4,427,500 Founder Shares at the Closing; (ii) Executed Letter Agreements and (iii) the executed Promissory Note;

(b) Upon execution of this Securities Transfer Agreement, Seller shall receive: (i) evidence of the transfer to CST for the Initial Extension; and (ii) an executed Joinder Agreement;

2.2 Closing.

(a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures, on July 18, 2023, or at such other time as mutually determined by the Parties. The Parties intend that the Closing shall be effected, to the extent practicable, by conference call, the electronic delivery of documents and the prior physical exchange of certificates and certain other documents and instruments to be held in escrow by outside counsel to the recipient party pending authorization by the delivering party (or their outside counsel) of their release at the Closing.

(b) Closing Deliverables of Seller and the SPAC.

Seller and the SPAC shall deliver or cause to be delivered to Buyer at the Closing:

(i) Book entry interests evidencing Seller’s ownership of the Transferred Securities set forth in Section 2.1, free and clear of all Liens, other than Permitted Liens, in a form and substance satisfactory to Buyer and an instruction from Seller to the SPAC to cause the book entry interests evidencing the Transferred Securities being sold under this Agreement to be transferred to Buyer or its designees;

(ii) Written resignations of the officers and directors of the SPAC, delivered at Closing, as identified on Schedule II(a) attached hereto, written resignations of the directors of the SPAC, effective upon expiration of all applicable waiting periods under Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14f-1 thereunder (the “14F Waiting Period”), as identified on Schedule II(b) attached hereto, filing of the quarterly report on Form 10-Q for the period ending June 30, 2023; and evidence of the appointment of officers and directors designated by Buyer, effective at Closing or at such other time identified by Buyer;

(iii) An executed Joinder Agreement to the Registration Rights Agreement, providing Buyer with the same registration rights as Seller;

(iv) Waivers from the underwriters of the SPAC’s initial public offering waiving their right to receive the deferred underwriting fee in its entirety pursuant to the Underwriting Agreement dated October 13, 2021;

(v) Cancellation, with no further obligations on the part of the SPAC, of the engagement letter between the SPAC and William Blair & Company, L.L.C., dated February 20, 2023.

(c) Closing Deliverables of Buyer.

Buyer shall deliver or cause to be delivered to Seller at the Closing:

(i) An executed Joinder Agreement by each person who receives Transferred Securities pursuant to Section 2.1 to become a party to the Letter Agreement and the Registration Rights Agreement;

(ii) Evidence that D&O Insurance coverage for the resigning officers and directors listed on Schedules II(a) and II(b) continues through the date of their resignation and that coverage for newly appointed officers and directors of the SPAC is in place; and

(iii) Release of the transfer of $375,000 into the Trust Account of the SPAC for the Initial Extension.

(d) At the Closing, the SPAC shall have paid all outstanding invoices, loans, accounts payable, accrued expenses and other outstanding liabilities or obligations of the SPAC (collectively, “Liabilities”) incurred prior to the Closing, which Liabilities are set forth on Schedule III attached hereto, or have otherwise been canceled or waived. Seller shall pay any Liabilities incurred prior to Closing to the extent the Liabilities set forth on Schedule IV exceed $200,000.

(e) At the Closing, SPAC shall be responsible for up to $200,000 of the outstanding invoices and liabilities of the SPAC incurred prior to the Effective Date included on Schedule IV attached hereto and shall be responsible for all invoices incurred following the Effective Date. For avoidance of doubt, Seller shall be responsible for any invoices and liabilities incurred by the SPAC prior to the Effective Date and not included on Schedule IV attached hereto.

ARTICLE III

Representations and Warranties of Seller

Seller hereby represents and warrants to Buyer that the following statements are true and correct as of the date hereof (except for such representations and warranties made only as of a specific date) and at the Closing:

3.1 Authorization and Enforceability.

Seller has the requisite power and authority to execute and deliver this Agreement and the Ancillary Documents to which such Seller is (or will be) a party and to perform such Seller’s obligations thereunder. The execution and delivery of this Agreement and the Ancillary Documents to which Seller is a party and the performance by Seller of the Contemplated Transactions that are required to be performed by Seller has been duly authorized by Seller, and no other corporate proceedings on the part of Seller are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents to which Seller is a party or the consummation of the Contemplated Transactions that are required to be performed by Seller. This Agreement and each of the Ancillary Documents to be executed and delivered at the Closing by Seller will be, at the Closing, duly authorized, executed and delivered by Seller and assuming that this Agreement is a valid and legally binding obligation of the other parties hereto or thereto, constitutes, or as of such Closing Date will constitute, a valid and legally binding agreement of Seller, enforceable against Seller, in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights.

3.2 Ownership of the Transferred Securities.

Seller is the legal, record and beneficial owner and holder of the Transferred Securities and has good and marketable title to such Transferred Securities, free and clear of any and all Liens, other than Liens pursuant to applicable securities Laws and Permitted Liens. Seller is not a party to any option, warrant, equity right, purchase right or other contract or commitment that would require Seller to offer, sell, transfer or otherwise offer or dispose of the Transferred Securities, other than this Agreement. Other than the Transferred Securities and Retained Securities, Seller has no other ownership interests in the SPAC including any securities convertible or exchangeable into any ownership interests of the SPAC. Upon the consummation of the Contemplated Transactions and in accordance with the terms hereof, at the Closing, Buyer will acquire good and valid title to the Transferred Securities, free and clear of all Liens, other than Liens created by Buyer and Permitted Liens.

3.3 Consents and Approvals.

The execution and delivery by Seller of this Agreement and the Ancillary Documents to which Seller is a party, the consummation of the Contemplated Transactions by Seller and compliance with the terms of this Agreement and the Ancillary Documents to which Seller is a party do not (i) conflict with or violate any provision of the Organizational Documents of Seller or the SPAC, (ii) conflict with, violate, result in any breach of, constitute a default under (or an event that with notice or passage of time or both would constitute a breach or default), give rise to a right of acceleration, termination or cancellation of, or result in the creation of any obligation under or loss of any benefit of, or require any notice to or consent, approval or other action by any Governmental Authority or other third party under any Law, Order, contract or other agreement applicable to either Seller or the SPAC, or (iii) result in the creation of any Lien on any of the Transferred Securities other than Permitted Liens, except in the case of any of clause (ii) or (iii) above, as would not have a Company Material Adverse Effect or materially delay or materially impair the consummation of the Contemplated Transactions.

3.4 Non-Contravention. The execution, delivery and performance of this Agreement and the consummation of the Transaction and the other transactions contemplated by this Agreement by Seller does not (i) contravene, conflict with, or result in a violation or breach of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree binding upon or applicable to Seller or the Transferred Securities, (ii) contravene, conflict with, or result in a violation or breach of any provision of any agreement to which Seller is a party, (iii) require any consent or other action by any person under any material agreement or other instrument binding upon Seller or any material license, franchise, permit, certificate, approval or other similar authorization affecting the assets or business of Seller or the Transferred Securities, or (iv) result in the creation or imposition of any Lien on the Transferred Securities.

ARTICLE IV

Representations and Warranties with respect to the SPAC

The SPAC hereby represents and warrants to Buyer that the following statements are true and correct as of the date hereof (except for such representations and warranties made only as of a specific date) and the Closing:

4.1 Organization and Power.

The SPAC is duly organized, validly existing and in good standing in its jurisdiction of organization. The SPAC is not in violation of any of the provisions of its Organizational Documents.

4.2 Capitalization.

All outstanding Transferred Securities are duly authorized, fully paid, validly issued, non-assessable, have not been or were not issued in violation of any preemptive or similar rights and were issued in compliance with applicable securities Laws or exemptions therefrom.

Other than as disclosed in the SEC Reports or as required by any loan obligations between the Sponsor and the SPAC, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any equity interests in the SPAC.

4.3 SEC Filings.

The SPAC has filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC by Law since its IPO (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “SEC Reports”). Each of the SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied in all material respects with the applicable requirements of Law (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the SEC Reports. As of their respective dates of filing, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Reports.

4.4 Trust Account.

(a) As of the date of this Agreement, the SPAC has an amount in cash in the Trust Account established at the time of the SPAC’s initial public offering for the benefit of the holders of the Class A Shares (the “Trust Account”) of at least $130,320,650. The funds held in the Trust Account are (i) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations and (ii) held in trust pursuant to that certain Investment Management Trust Agreement, dated as of October 13, 2021 (the “Trust Agreement”), by and between the SPAC and Continental Stock Transfer and Trust, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect or that would entitle any Person to any portion of the funds in the Trust Account (other than (x) in respect of deferred underwriting commissions or Taxes, (y) the SPAC stockholders who shall have elected to redeem their shares pursuant to the Governing Documents of the SPAC or (z) with respect to interest earned on the proceeds in the Trust Account (i) to pay income taxes from any interest income earned in the Trust Account and (2) up to $100,000 of interest on such proceeds to pay dissolution expenses if the SPAC fails to complete a Business Combination within the allotted time period set forth in the Governing Documents of the SPAC and liquidates the Trust Account. Prior to the closing of a Business Combination, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of the SPAC and the Trust Agreement. The SPAC has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no claims or Proceedings pending with respect to the Trust Account. Since May 19, 2023, the SPAC has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement).

(b) Assuming the accuracy of the representations and warranties of contained herein and the compliance with the obligations hereunder, the SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to the SPAC on the closing of the Business Combination (after disbursements in respect of Taxes, and to the SPAC stockholders who shall have elected to redeem their shares pursuant to the Governing Documents of the SPAC, not including deferred underwriting commissions, which will have been waived).

4.5 Transactions with Affiliates. The SEC Reports include all material contracts between (a) the SPAC, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including Sponsor), warrant holder or Affiliate of either the SPAC or any member of the Sponsor, on the other hand (each Person identified in this clause (b), a “SPAC Related Party”). Except as provided in the SEC Reports, no SPAC Related Party owes any material amount to, or is owed material any amount by, the SPAC. All contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.5 are referred to herein as “SPAC Related Party Transactions”.

4.6 Litigation. There is (and since its incorporation, there has been) no proceeding pending or, to the knowledge of the SPAC, threatened, against or affecting the SPAC or its assets, including any condemnation or similar Proceedings that, if adversely decided or resolved, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the SPAC nor any of its properties or assets is subject to any order from any Governmental Authority. As of the date of this Agreement, there are no material proceedings by the SPAC pending against any other Person. There is no unsatisfied judgment or any open injunction binding upon the SPAC that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no litigation or other administrative or judicial proceedings pending or, to Seller’s knowledge, threatened that would prevent Seller from transferring the Transferred Securities to Buyer or its designees.

4.7 Compliance with Applicable Law. The SPAC is (and since its incorporation, has been) in compliance with all applicable Laws, except as would not have a Company Material Adverse Effect. The SPAC has not received any written notice from any Governmental Authority of a violation of any applicable Law by the SPAC at any time since its formation, which violation would reasonably be expected to have a material adverse effect on the ability of the SPAC to enter into, perform its obligations under any Business Combination.

4.8 Business Activities.

(a) Since its IPO, the SPAC has held all IPO proceeds in the Trust Account (other than any amounts permitted to be disbursed under the terms of the Trust Agreement and as described in the IPO prospectus of the SPAC). Except as set forth in the SPAC’s Governing Documents, to the knowledge of the SPAC there is no contract binding upon the SPAC or to which the SPAC is a party that has or would reasonably be expected to have a material adverse effect on the SPAC’s ability to complete a Business Combination.

(b) The SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity, and (ii) other than this Agreement and the Transactions, the SPAC has no interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any contract or transaction that is, or could reasonably be interpreted as constituting, a Business Combination.

4.9 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of the SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its IPO, and except as has been disclosed in the SEC Reports (i) the SPAC has established and maintained a system of internal controls over financial reporting

(as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the SPAC’s financial reporting and the preparation of the SPAC’s financial statements for external purposes in accordance with GAAP and (ii) the SPAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to the SPAC is made known to the SPAC’s principal executive officer and principal financial officer by others within the SPAC. To the knowledge of the SPAC, such disclosure controls and procedures are effective in timely alerting the SPAC’s principal executive officer and principal financial officer to material information required to be included in the SPAC’s financial statements included in the SPAC’s periodic reports required under the Exchange Act.

(b) The SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by the SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the SPAC.

(c) Since its IPO, the SPAC has complied in all material respects with all applicable listing and corporate governance rules and regulations of the New York Stock Exchange (“NYSE”). The issued and outstanding units of the SPAC (“SPAC Units”) are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE. The issued and outstanding Class A Ordinary Shares of the SPAC (“SPAC Shares”) are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE. The issued and outstanding warrants of the SPAC (“SPAC Warrants”) are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of SPAC, threatened against the SPAC by NYSE or the SEC with respect to any intention by such entity to deregister the SPAC Units, SPAC Shares or SPAC Warrants or prohibit or terminate the listing of the SPAC Units, SPAC Shares or SPAC Warrants on NYSE. Neither SPAC nor Seller nor any of their Affiliates has taken any action that is designed to terminate the registration of the SPAC Units, SPAC Shares or SPAC Warrants under the Exchange Act except as contemplated by this Agreement.

(d) The SPAC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the SPAC’s assets. The SPAC maintains and, for all periods covered by the SPAC’s financial statements, has maintained books and records of the SPAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the SPAC in all material respects.

(e) Since its incorporation, the SPAC has not received any written complaint, allegation, assertion or claim that there is (i) other than as disclosed in in the SEC Reports a “significant deficiency” in the internal controls over financial reporting of the SPAC, (ii) other than as disclosed in in the SEC Reports a “material weakness” in the internal controls over financial reporting of the SPAC or (iii) fraud, whether or not material, that involves management or other employees of the SPAC who have a significant role in the internal controls over financial reporting of the SPAC.

(f) To the knowledge of the SPAC, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

4.10 No Undisclosed Liabilities. Except for the Liabilities (a) that are incurred in connection with or incident or related to the SPAC’s incorporation or continuing corporate existence, which are immaterial in nature, (b) that are incurred in connection with activities that are administrative or ministerial, in each case, which are immaterial in nature, (c) set forth or disclosed in the SPAC’s financial statements included in the SEC Reports, (d) set forth or disclosed on Schedule III or Schedule IV, or (e) set forth or disclosed in the Disclosure Schedules if any, delivered herewith, the SPAC has no Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

4.11 Finders’, Advisory and Investment Banking Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the SPAC or the Seller that would be entitled to any fee, commission or payment of any kind from either the SPAC or the Seller for which Buyer or the SPAC would be liable following the Closing.

4.12 Tax Matters.

(a) The SPAC has timely filed, or caused to be timely filed, all income and other material Tax Returns required to be filed by it (taking into account all available extensions) and such Tax Returns true, accurate, correct and complete in all material respects. The SPAC has timely paid, or caused to be paid, all material Taxes required to be paid, other than such Taxes for which adequate reserves have been established.

(b) The SPAC has complied in all material respects with all applicable Tax Laws relating to withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by applicable Tax Laws to be withheld by the SPAC have been withheld and timely paid over to the appropriate governmental entity.

(c) To the knowledge of the SPAC, there are no material claims, assessments, audits, examinations, investigations or other similar actions pending or in progress against the SPAC, in respect of any material Tax, and the SPAC has not been notified in writing of any material proposed Tax claims or assessments against the SPAC (other than, in each case, claims or assessments for which adequate reserves have been established).

(d) There are no material Liens with respect to any Taxes upon any of the SPAC’s assets, other than Permitted Liens. The SPAC has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the SPAC for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due in any Tax Return.

(e) The SPAC has no Liability for the Taxes of another Person pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law) or as a transferee or successor or by contract, indemnity or otherwise. The SPAC is not a party to or bound by any Tax indemnity agreement, Tax Sharing Agreement, Tax allocation agreement or similar agreement, arrangement or practice with respect to Taxes (including closing agreement or other agreement relating to Taxes with any governmental entity) (other than any customary commercial contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(f) The SPAC is not and has never been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes.

(g) The SPAC has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any similar provision of state, local or non-U.S. Tax Law.

(h) During the two (2)-year period ending on the date of this Agreement, the SPAC was not a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(i) The SPAC is Tax resident only in its jurisdiction of incorporation.

(j) The SPAC is not and has not been during the last five (5) years a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

4.13 Material Contracts; No Defaults.

(a) The SPAC has filed as an exhibit to the SEC Reports all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements, this Agreement and the Ancillary Documents) to which, as of the date of this Agreement, the SPAC is a party or by which any of its respective assets are bound. Other than the Covered Contracts, there are no other material contracts of the SPAC which will survive the Closing.

(b) The SEC Reports contain true, correct and complete copies of the SPAC’s financial statements for the periods covered therein. The SPAC’s financial statements (i) fairly present in all material respects the financial position of the SPAC as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited SPAC financial statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(c) Each contract of a type required to be filed as an exhibit to the SEC Reports, whether or not filed, was entered into at arm’s length. Such contracts (i) are in full force and effect and represent the legal, valid and binding obligations of the SPAC, and the other parties thereto, and are enforceable by the SPAC to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a Proceeding in equity or at law), (ii) the SPAC and the counterparties thereto, are not in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such contract, (iii) the SPAC has not received any written or oral claim or notice of material breach of or material default under any such contract, (iv) no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such contract by the SPAC or any other party thereto (in each case, with or without notice or lapse of time or both) and (v) the SPAC has not received written notice from any other party to any such contract that such party intends to terminate or not renew any such contract.

4.14 Absence of Changes(a) . Since the date of the SPAC’s incorporation, (a) no Company Material Adverse Effect has occurred and (b) except for actions expressly contemplated by this Agreement or any Ancillary Document or taken in connection with the Transactions, (i) the SPAC has conducted its business in the ordinary course in all material respects and (ii) the SPAC has not taken any action that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

ARTICLE V

Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller as follows on the date hereof and at the Closing:

5.1 Organization and Power.

Buyer is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions.

5.2 Authorization and Enforceability.

The execution and delivery of this Agreement and the Ancillary Documents to which Buyer is a party and the performance by Buyer of the Contemplated Transactions have been duly authorized by Buyer, and no other corporate proceedings on the part of Buyer (including, without limitation, any stockholder vote or approval) are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents to which Buyer is a party or the consummation of the Contemplated Transactions. This Agreement is, and each of the Ancillary Documents to be executed and delivered at each Closing by Buyer will be at each Closing, duly authorized, executed and delivered by Buyer, and constitute, or as of the Closing Date will constitute, valid and legally binding agreements of Buyer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.3 No Violation.

The execution and delivery by Buyer of this Agreement and the Ancillary Documents to which Buyer is a party, consummation of the Contemplated Transactions and compliance with the terms of this Agreement and the Ancillary Documents to which Buyer is a party will not (a) conflict with or violate any provision of the Organizational Documents of Buyer, or (b) assuming that all consents, approvals and authorizations contemplated by Section 5.5 have been obtained and all filings described therein have been made, conflict with or violate in any material respect any Law applicable to Buyer or by which Buyer’s properties are bound.

5.4 Anti-Money Laundering.

Buyer is in compliance with the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control; (ii) such Buyer, its parents, subsidiaries, affiliated companies, officers, directors and partners, its stockholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern subject to special measures under Section 311 of the USA PATRIOT Act, Pub. L. 107-56; (iii) the funds to be used to acquire the Transferred Securities are not derived from activities that contravene applicable anti-money laundering laws and regulations; (iv) such Buyer is in compliance in all material respects with applicable anti money laundering laws and regulations and has implemented anti money laundering procedures that are designed to comply with applicable anti-money laundering laws and regulations, including, as applicable, the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107 56; and (v) none of the funds to be provided by such Buyer are being tendered on behalf of a person or entity who has not been identified to such Buyer.

5.5 Governmental Authorizations and Consents.

No Governmental Consents are required to be obtained or made by Buyer in connection with the execution, delivery and performance, validity and enforceability of this Agreement or any Ancillary Documents to which it is, or is to be, a party, or the consummation by Buyer of the Contemplated Transactions.

5.6 Accredited Investor; Investment Purpose; No General Solicitation or Advertising.

Buyer is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. Buyer is acquiring the Transferred Securities solely for the purpose of investment, for Buyer’s own account and not with a view to, or for offer or resale in connection with, any distribution thereof other than in compliance with all applicable Laws, including United States federal securities Laws. Buyer agrees that the Transferred Securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities Laws, except pursuant to an exemption from such registration under the Securities Act and such Laws. Buyer did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. Buyer is able to bear the economic risk of holding its investment in the Transferred Securities for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

5.7 Information.

Buyer acknowledges that it has had the opportunity to review the SEC Reports and Buyer and its advisors, if any, have been furnished with materials relating to the business, finances and operations of the Sponsor and the SPAC and materials relating to Transferred Securities sufficient in its view to enable it to evaluate its investment. Buyer and its advisors, if any, have been afforded the opportunity to ask questions as it has deemed necessary of, and to receive answers from, representatives of Seller concerning the terms and conditions of the Contemplated Transactions and the merits and risks of investing in the Transferred Securities.

5.8 Acknowledgement of Risks.

Buyer acknowledges and understands that its investment in the Transferred Securities involve a significant degree of risk, including, without limitation: (i) the SPAC may not successfully complete a business combination transaction prior to the deadline disclosed in the SEC Reports; (ii) an investment in the SPAC is speculative, and only Persons who can afford the loss of their entire investment should consider investing in the SPAC; (iii) Buyer may not be able to liquidate its investment; (iv) transferability of the Transferred Securities is extremely limited; (v) in the event of a disposition of the Transferred Securities, Buyer could sustain the loss of its entire investment; (vi) the SPAC has no paid any distributions or dividends on the Transferred Securities since inception and does not anticipate the payment of dividends in the foreseeable future; and (vii) that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Transferred Securities or the fairness or suitability of the investment in the Transferred Securities nor have such authorities passed upon or endorsed the merits of the Contemplated Transactions.

5.9 No Inducement or Reliance; Independent Assessment.

Buyer has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller, the SPAC or any of their respective Affiliates, officers, managers, directors, employees, agents or Representatives (collectively, the “Company Parties”), except for the representations and warranties of Seller and the SPAC expressly set forth in Article III and Article IV, whether or not any such representations, warranties or statements were made in writing or orally. Buyer represents and warrants that no Company Party has made, and that Buyer has not relied or is not relying upon, any representation or warranty, express or implied, oral or written, as to the accuracy or completeness of any information regarding the Company or the Contemplated Transactions except for the representations and warranties of Seller and the SPAC expressly set forth in Article III and Article IV, and, absent Fraud, none of the Company Parties will have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer or its Representatives, or the use by Buyer or its Representatives, of any information, including publications, any confidential information memorandum or data room information provided to Buyer or its Representatives, or any other document or information in any form provided to Buyer or its Representatives in connection with the Contemplated Transactions. Buyer acknowledges that it has inspected and conducted, to its satisfaction, its own independent investigation of the Company and, in entering into this Agreement, Buyer has relied on the results of its own independent investigation and analysis. Buyer further represents that it has no need for liquidity in its investment in the Transferred Securities for the foreseeable future and is able to bear the risks attendant to the transactions contemplated hereby for an indefinite period.

ARTICLE VI

Covenants

6.1 Operating Expenses.

Seller shall be responsible for paying or arranging for the waiver of all costs, fees and expenses of the Sponsor and the SPAC contained on Schedule III prior to the Closing. Buyer acknowledges that Seller shall not be responsible for all other ongoing costs, fees and expenses of the SPAC, including, but not limited to those costs, fees and expenses contained on Schedule IV. For the avoidance of doubt, neither Seller nor any of their Affiliates shall be responsible in any way for costs, fees and expenses of the SPAC after the Effective Date.

6.2 Sponsor and SPAC Transition Reporting.

(a) Immediately upon signing of this Agreement, Buyer shall take, or shall cause the Sponsor and the SPAC to take, all commercially reasonable steps to change the address of the Sponsor and the SPAC to that of Buyer.

(b) Within four (4) Business Days after the Effective Date, Buyer shall cause the SPAC to file with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K disclosing the following in the manner required by rules promulgated by the SEC:

(i) the completion of the Contemplated Transactions;

(ii) the resignation and appointment of new officers and directors of the SPAC which have resigned or been appointed prior to such date;

(iii) the change in the SPAC’s strategy for sourcing and funding a business combination target; and

(iv) such other material information required to be publicly disclosed pursuant to the rules and regulations of the SEC and NYSE.

(c) Prior to Closing, Seller and the SPAC shall use best efforts to maintain the SPAC’s books and records and prepare the SPAC’s financial statements for inclusion in the SPAC’s Quarterly Report on Form 10-Q for the period ended June 30, 2023 (the “Q2 10-Q”), and following Closing, Seller shall cooperate fully with Buyer and the SPAC to ensure a timely filing of the Q2 10-Q.

6.3 Public Announcements. The initial press release regarding this Agreement and the Contemplated Transactions shall be made at such time and in such form as Buyer and Seller agree. None of Buyer, Seller or the Company (nor any of their respective Affiliates) will issue or make any prior or subsequent press release or public statement with respect to this Agreement or the Contemplated Transactions without the prior consent of the other Parties, except as may be required by Law or stock exchange listing requirements.

6.4 SPAC Shareholders Meeting. The SPAC shall duly convene and hold a meeting of its shareholders (the “Shareholders Meeting”) in accordance with the Organizational Documents of the SPAC, for the purposes of obtaining the Required SPAC Shareholder Approvals and providing the SPAC shareholders with the opportunity to elect to effectuate a redemption of Class A Shares in connection therewith.

6.5 Extension Payments. Buyer shall cause an aggregate of $375,000 to be deposited into the Trust Account on or after Closing. If the SPAC elects (upon the written request of Buyer) a Further Extension, Buyer shall deposit $125,000 into the Trust Account by the last day of the Initial Extension or each Further Extension, as the case may be, for the Further Extension of the next month at the direction of the Board of Directors until October 18, 2024.

6.6 Transfer of Retained Securities. The Sponsor agrees that all Retained Securities remain subject to the terms of the Letter Agreement, and covenants that it will not transfer any Retained Securities

(i) until after the closing of the Business Combination and (ii) otherwise than in accordance with the terms of the Letter Agreement.

6.7 Actions in Connection with Business Combination. To the extent that, in connection with the Business Combination, Buyer agrees to forfeit, cancel, transfer, defer, amend or waive the terms of, or subject to earnout or lock-up or any other restriction all or a portion of the Transferred Securities, Seller shall subject all of the Retained Securities to the same treatment, pro rata, based on the number of the applicable Retained Securities out of the total number of Founder Shares or Placement Warrants, as applicable, and shall use its best efforts to ensure that all holders of Founder Shares and Placement Warrants subject their Founder Shares and Placement Warrants to the same treatment; and provided, further, that that if Buyer enters into any agreement that gives it the right, on an absolute or contingent basis, to earn back or restore the value or original terms of the Founder Shares or Placement Warrants that were the subject of any such forfeitures, cancellations, transfers, deferrals, amendments, waivers, earn-outs, lock-ups or other restrictions, Seller shall be provided the same rights on a pro rata basis. In addition, in connection with the SPAC’s initial Business Combination, Seller shall enter into any voting support agreement, lock-up agreement, registration rights agreement or other similar agreement that the SPAC and Buyer enter into. If Seller fails to comply with the foregoing agreements, Seller hereby irrevocably appoints Buyer as its attorney in fact to execute and deliver any and all agreements and instruments necessary to effectuate such agreements.

6.8 Delivery of Records. On the Closing Date, the SPAC shall make available to Buyer all of the SPAC’s organizational documents, minute and stock record books, and the corporate seal, books of account, general, financial, tax and personnel records, invoices and material documents as reasonably requested by Buyer.

6.9 D&O Insurance. On or prior to the Closing Date, Seller and SPAC shall cause the SPAC to extend its existing director and officer liability insurance policy and/or enter into a new director and officer liability insurance policy to provide coverage for the SPAC’s resigning directors and officers in addition to its post-Closing SPAC directors and executive officers, provided that the continued coverage for the SPAC’s resigning directors and officers will be on no worse terms than that chosen by the post-Closing SPAC directors executive officers (the “New D&O Insurance Policy”). For the avoidance of doubt, the SPAC shall cause the New D&O Policy to remain in effect until the earlier of (i) closing of the SPAC’s initial Business Combination or (ii) the liquidation and dissolution of the SPAC.

6.10 Bank Accounts. Effective as of Closing, access to the SPAC’s bank account(s) shall be transferred to Buyer and/or its designees.

ARTICLE VII

Closing Conditions

7.1 Conditions to the Obligations of the Parties.

The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

(i) no Order or Law issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

(ii) the Required SPAC Shareholder Approvals shall have been obtained.

7.2 Conditions to the Obligations of Buyer.

The obligation of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by Buyer of the following further conditions:

(i) the Fundamental Representations shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing;

(ii) the representations and warranties of set forth in Article III and Article IV (other than the Fundamental Representations) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(iii) the SPAC and Seller shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the SPAC and the Sponsor under this Agreement at or prior to the Closing, as applicable;

(iv) the SPAC shall continue to be listed on NYSE, and shall not have received notice of any deficiency or delisting from NYSE, through the Closing (including following any redemptions in connection with the Required SPAC Shareholder Approvals); and

(v) Seller and the SPAC shall have delivered:

(A) book entry interests evidencing Seller’s ownership of the Transferred Securities set forth in Section 2.1, free and clear of all Liens, other than Permitted Liens, in a form and substance satisfactory to Buyer and an instruction from Seller to the SPAC to cause the book entry interests evidencing the Transferred Securities being sold under this Agreement to be transferred to Buyer or its designees;

(B) written resignations of each of the officers and directors of the SPAC as identified on Schedules II(a) and II(b) attached hereto and the appointment of new officers and directors of the SPAC designated by Buyer;

(C) Founder Share Transfer Agreements from each Initial Investor (other than the Sponsor) in the form attached hereto as Exhibit A, duly executed by the Sponsor, each Initial Investor and the SPAC that ensure that the Buyer has no less than 4,427,500 Founder Shares;

(D) waivers from the underwriters of the SPAC’s initial public offering waiving their right to receive the deferred underwriting fee in its entirety pursuant to the Underwriting Agreement dated October 13, 2021;

(E) evidence reasonably satisfactory to Buyer that, as of the Closing Date, all liabilities or obligations (absolute, accrued, contingent or otherwise), other than the Liabilities set forth on Schedule III, have been paid or discharged;

(F) stock powers and/or other instruments of transfer as may be required by the SPAC’s transfer agent to duly convey the Transferred Securities to Buyer or its designees at the Closing;

(G) evidence of the termination of the Administrative Services Agreement between the Company and Seller dated October 13, 2021; and

(H) evidence, in a form reasonably acceptable to Buyer, that the New D&O Insurance Policy is in effect.

7.3 Conditions to the Obligations of Seller and the SPAC.

The obligations of Seller and the SPAC to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by Seller of the following further conditions:

(i) the representations and warranties of Buyer contained in Article V shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, has not had or would not reasonably be expected to have material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby;

(ii) Buyer shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Investor under this Agreement at or prior to the Closing;

(iii) Buyer shall have delivered to Seller:

(A) an executed Joinder Agreement by each person who receives Transferred Securities pursuant to Section 2.1 to become a party to the Letter Agreement and the Registration Rights Agreement; and

(B) the Buyer shall have provided evidence of the transfer of $375,000 for the Initial Extension into the Trust Account of the SPAC.

ARTICLE VIII

Miscellaneous

8.1 Expenses.

Other than as set forth in Section 6.1, all fees and expenses incurred in connection with the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Contemplated Transactions are consummated, including any legal fees.

8.2 Notices.

All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made (a) as of the date delivered, if delivered personally, (b) upon being transmitted by way of email to the email address shown in this Section 8.2; provided, that a copy must also be deposited in accordance with the procedures set forth in clauses (c) or (d) of this Section 8.2 on the same day as such transmission by email, (c) one (1) Business Day after being sent by overnight courier or delivery service, or (d) five (5) Business Days after having been deposited in the mail, certified or registered (with receipt requested) and postage prepaid, addressed at the address shown in this Section 8.2 for, or such other address as may be designated in writing hereafter by, such Party:

If to Seller:

Attn: Timothy Dawson

Email: timdawson@yahoo.com

With a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Ave

New York NY 10154

Attn: Alex Weniger-Araujo

Email: aweinger@loeb.com

If to Buyer:

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York NY 10105

Attn: Jessica Yuan, Esq.

 Anthony Ain, Esq.

Email: jyuan@egsllp.com

 aaain@egsllp.com

8.3 Governing Law.

All matters relating to the interpretation, construction, validity and enforcement of this Agreement, including all claims (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby (including any claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of New York.

8.4 Entire Agreement; No Other Representations.

This Agreement, together with the exhibits hereto, the Disclosure Schedules the Ancillary Documents, constitute the entire agreement of the Parties relating to the subject matter hereof and supersede all prior contracts or agreements, whether oral or written. To avoid doubt, the Confidentiality Agreement shall remain in full force and effect until the Closing and shall survive any termination of this Agreement.

8.5 Severability.

Should any provision of this Agreement or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by Law, (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, and (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement.

8.6 Amendment.

This Agreement may be amended at any time, but subject to the limitations of applicable Law, only by an instrument signed by Buyer and Seller. Any provision hereof may be waived only by an instrument signed by each Party benefited by such provision.

8.7 Effect of Waiver or Consent.

No waiver or consent, express or implied, by any Party to or of any breach or default by any Party in the performance by such party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such Party hereunder. No single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce any right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. Failure on the part of a Party to complain of any act of any Party or to declare any Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitation period has run.

8.8 Parties in Interest; Limitation on Rights of Others.

The terms of this Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective legal Representatives, successors and permitted assigns. Nothing in this Agreement, whether express or implied, shall be construed to give any Person (other than the Parties and their respective legal Representatives, successors and permitted assigns and as expressly provided herein) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein, as a third party beneficiary or otherwise.

8.9 Assignability.

No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that Buyer shall be entitled to assign its rights and obligations hereunder to an Affiliate or Affiliate(s).

8.10 Jurisdiction; Court Proceedings; Waiver of Jury Trial.

Any Litigation involving any Party to this Agreement arising out of or in any way relating to this Agreement shall be brought exclusively in any state or federal court located in the State of New York (together with the appellate courts thereof, the “Chosen Courts”) and each of the Parties hereby submits to the exclusive jurisdiction of the Chosen Courts for the purpose of any such Litigation. Each Party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such Litigation in any Chosen Court, (b) any claim that any such Litigation brought in any Chosen Court has been brought in an inconvenient forum and (c) any claim that any Chosen Court does not have jurisdiction with respect to such Litigation. To the extent that service of process by mail is permitted by applicable Law, each Party irrevocably consents to the service of process in any such proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein.

Each Party irrevocably and unconditionally waives any right to a trial by jury in any Litigation arising out of or relating to this Agreement or the Contemplated Transactions, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise, and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the Parties irrevocably to waive its right to trial by jury in any Litigation and that any Litigation relating to this Agreement or the Contemplated Transactions shall instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

8.11 No Other Duties.

The only duties and obligations of the Parties under this Agreement are as specifically set forth in this Agreement, and no other duties or obligations shall be implied in fact, law or equity, or under any principle of fiduciary obligation.

8.12 Reliance on Counsel and Other Advisors.

Each Party has consulted such legal, financial, technical or other expert as it deems necessary or desirable before entering into this Agreement. Each Party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

8.13 Specific Performance.

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in addition to any other remedies, each Party shall be entitled to enforce the terms of this Agreement by a decree of specific performance.

8.14 Release.

(a) Release of Seller. Each of the SPAC and Buyer, for itself and each of its direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, members, shareholders and assigns (collectively the “SPAC and Buyer Releasors”), hereby (i) releases, acquits and forever discharges the resigning directors and officer listed on Schedules II(a) and II (b) and Seller and each of its direct and indirect affiliates, parents, subsidiaries, subdivisions, successors, predecessors, members, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (the parties so released, herein each a “Seller Releasee” and collectively, the “Seller Releasees”) of and from any and all causes of actions, claims, suits, liens, losses, damages, judgments, demands, liabilities, rights, obligations, costs, expenses, and attorneys’ fees of every nature, kind and description whatsoever, at law or in equity, whether individual, class or derivative in nature, whether based on federal, state or foreign law or right of action, mature or unmatured, accrued or not accrued, known or unknown, fixed or contingent, which the SPAC and Buyer Releasors ever had, now have or hereafter can, shall or may have against any Seller Releasees relating to the SPAC that accrued or may have accrued prior to the date hereof (collectively, “Seller Released Claims”) and (b) covenants not to institute, maintain or prosecute any action, claim, suit, complaint, proceeding or cause of action or any kind to enforce any of Seller Released Claims; provided that nothing contained in this Section 8.14(a) shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any Person with respect to claims involving (x) Fraud, (y) gross negligence and (z) willful misconduct of a Seller Releasee with regard to any representation or warranty or the breach of any covenant of a Seller Releasee under this Agreement or the Ancillary Documents. In any litigation arising from or related to an alleged breach of this Section, this Agreement may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence. Each SPAC and Buyer Releasor expressly covenants and agrees that the release granted by it in this Section shall be binding in all respects upon the SPAC and Buyer Releasors and shall inure to the benefit of the successors and assigns of the Seller Releasees, and agrees that the Seller Releasees shall have no further liabilities or obligations to the SPAC and Buyer Releasors, except as provided in this Agreement. Excluded from the foregoing releases are any claims relating to or arising from the enforcement of this Agreement.

(b) Release of Buyer. Seller, for itself and each of its direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, members, shareholders and assigns (collectively the “Seller Releasors”), hereby (i) releases, acquits and forever discharges Buyer and each of its direct and indirect affiliates, parents, subsidiaries, subdivisions, successors, predecessors, members, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (the parties so released, herein each a “Buyer Releasee” and collectively, the “Buyer Releasees”) of and from any and all causes of actions, claims, suits, liens, losses, damages, judgments, demands, liabilities, rights, obligations, costs, expenses, and attorneys’ fees of every nature, kind and description whatsoever, at law or in equity, whether individual, class or derivative in nature, whether based on federal, state or foreign law or right of action, mature or unmatured, accrued or not accrued, known or unknown, fixed or contingent, which the Seller Releasors ever had, now have or hereafter can, shall or may have against any Buyer Releasees by reason of any matter, cause or thing whatsoever relating to the SPAC (collectively, “Buyer Released Claims”) and (ii) covenants not to institute, maintain or prosecute any action, claim, suit, complaint, proceeding or cause of action or any kind to enforce any of Buyer Released Claims; provided that nothing contained in this Section 8.14(b) shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any Person with respect to claims involving (x) Fraud, (y) gross negligence and (z) willful misconduct of a Buyer Releasee with regard to any representation or warranty or the breach of any covenant of a Buyer Releasee under this Agreement or the Ancillary Documents. In any litigation arising from or related to an alleged breach of this Section, this Agreement may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence. Each Seller Releasor expressly covenants and agrees that the release granted by it in this Section shall be binding in all respects upon the Seller Releasors and shall inure to the benefit of the successors and assigns of the Buyer Releasees, and agrees that the Buyer Releasees shall have no further liabilities or obligations to the Seller Releasors, except as provided in this Agreement. Excluded from the foregoing releases are any claims relating to or arising from the enforcement of this Agreement.

(c) Seller hereby releases the SPAC and each of its officers, directors and shareholders from any claims that Seller may have now or in the future, whether contractual, statutory or otherwise, against any of the SPAC, its officers, directors or shareholders relating to (i) the formation of the SPAC, (ii) the operation of the SPAC (including agreements between Seller and the SPAC) up to the Closing and (iii) the dismissal of Seller or any of its officers, directors or employees as an officer, director or employee of the SPAC, as applicable. Notwithstanding the foregoing, nothing herein shall be construed as a waiver or release of (x) any claim for indemnification that Seller may have against the SPAC regardless of whether such claim arises after the Closing, (y) any rights under this Agreement or any of the agreements executed and delivered hereunder, or (z) any claim for fraud, willful misconduct or gross negligence.

8.15 Counterparts.

This Agreement may be executed in any number of counterparts (including counterparts transmitted via facsimile or in ..pdf, DocuSign or similar format) with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

8.16 Further Assurance.

If at any time after the Closing any further action is necessary or desirable to fully effect the Contemplated Transactions, the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

BUYER:

NAVY SAIL INTERNATIONAL LIMITED

By:	/s/ Chunyi Hao
Title: Director

SELLER:

TRISTAR HOLDINGS I LLC 4450 Old Canton Road, Suite 207, Jackson, MS 39211

By:	/s/ William M. Mounger, II
Name: William M. Mounger, II
Title: Manager

TRISTAR ACQUISITION I CORP.

2870 Peachtree Road, NW Suite 509 Atlanta, GA 30305

By:	/s/ William M. Mounger, II
Name: William M. Mounger, II
Title: Chief Executive Officer

EXHIBIT A

Founder Share Transfer Agreement

FOUNDER SHARE TRANSFER AGREEMENT

This Founder Share Transfer Agreement (this “Agreement”) is entered into as of July 18, 2023 by and between [*] (the “Transferor”) and Chunyi (Charlie) Hao (the “Transferee”).

RECITALS

WHEREAS, the Transferor desires to transfer 41,900 Class B ordinary shares, par value $0.0001 per share (the “Shares”) of Tristar Acquisition I Corp. (the “Company”) and

WHEREAS, the Transferor desires to transfer the Shares to the Transferee and Transferee desires to acquire the Shares from Transferor on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, for good and valuable consideration which each party acknowledges the receipt of, hereby agree as follows:

1.	Transfer of the Transferred Shares.

The Transferor hereby transfers to the Transferee all right, title and interest in and to the Transferred Shares.

2.	Representations and Warranties of the Transferor—Transferee.

a) (a) The Transferor represents and warrants that it has duly and validly authorized, executed and delivered this Agreement, has full legal capacity and authority to enter into this Agreement and to transfer the Transferred Shares to the Transferee hereunder, and is not bound by any agreement, instrument or governmental order prohibiting such transfer. The Transferor also represents that it is the lawful record and beneficial owner of the Transferred Shares, it has good and marketable title to the Transferred Shares and it is transferring the Transferred Shares free and clear of all liens and encumbrances other than those created by the terms of the Company’s organizational documents or imposed by applicable federal and state securities laws.

(b) The Transferee understands that the Transferee’s Transferred Shares are being offered and sold to him, her or it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Transferee set forth herein in order to determine the applicability of such exemptions and the suitability of the Transferee to acquire the Transferee’s Transferred Shares. In this regard, the Transferee represents, warrants and agrees that:

(i) The Transferee is not a U.S. Person and is not an Affiliate of the Company and is not acquiring the Transferee’s Transferred Shares for the account or benefit of a U.S. Person. A “U.S. Person” means any one of the following:

(A)	any natural person resident in the United States of America;

(B)	any partnership or corporation organized or incorporated under the laws of the United States of America;

(C)	any estate of which any executor or administrator is a U.S. Person;

(D)	any trust of which any trustee is a U.S. Person;

(E)	any agency or branch of a foreign entity located in the United States of America;

(F)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(G)

any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H)	any partnership, company, corporation or other entity if:

(1) organized or incorporated under the laws of any foreign jurisdiction; and

(2) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Transferee was outside of the United States.

(iii) The Transferee is not acquiring the Transferred Shares as a result of, and will not himself engage in, any “directed selling efforts” (as defined in Rule 902(c) of the SEC under the Securities Act) in the United States in respect of the Transferred Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Transferred Shares; provided, however, that the Transferee may sell or otherwise dispose of the Transferred Shares under an exemption from the registration requirements of the Securities Act. “Directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Transferred Shares being offered in reliance on this Regulation S. Such activity includes placing an advertisement in a publication “with a general circulation in the United States” that refers to the offering of securities being made in reliance upon this Regulation S.

(iv) The Transferee will not, during the period commencing on the date of issuance of the Transferee’s Transferred Shares and ending on the six-month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Transferee’s Transferred Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(v) The Transferee will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Transferee’s Transferred Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws.

(vi) The Transferee was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Transferee’s Transferred Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vii) Neither the Transferee nor any person acting on his, her or its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Transferee’s Shares and the Transferee and any person acting on his, her or its behalf has complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(viii) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ix) Neither the Transferee nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Transferee’s Transferred Shares. The Transferee agrees not to cause any advertisement of the Transferee’s Transferred Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Transferee’s Transferred Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

3. Transferee’s Obligations. The Transferee hereby agrees that the Transferred Shares are subject to the restrictions and obligations as set forth in that certain Securities Subscription Agreement dated October 13, 2021 (the “Subscription Agreement”) between the Transferor and the Company. The Transferee hereby agrees to be a party to that certain letter agreement between the Company and the Transferee dated October 13, 2021 (the “Letter Agreement”) and the Registration Rights Agreement dated October 13, 2023 (the “Registration Rights Agreement”) by way of the Joinder Agreement, a form of which is attached as Exhibit B to the Securities Purchase Agreement. In addition, the Transferee agrees that if, in connection with an initial business combination of the Company, the Transferor agrees to forfeit, transfer, exchange or amend the terms of all or any portion of the Transferred Shares, or to enter into any other arrangements with respect to the Transferred Shares to facilitate the consummation of the Company’s initial business combination, including voting in favor of any amendment to the terms of the Transferred Shares (any of the foregoing, a “Change in Investment”), the Transferred Shares awarded to the undersigned shall be similarly forfeited, transferred, exchanged, amended or subjected to any such Change in Investment, in each case pro rata in proportion to the number of Transferred Shares held by the Transferor, automatically and without consent of the Transferee.

4.

c) In the event the Transferee’s status as a director of the Company terminates for any reason prior to the date of consummation of the Company’s initial business combination as defined in the Company’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission, 100% of such Transferee’s Transferred Shares shall be transferred back to the Transferor, without consideration therefor.

5. Binding Effect.

d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

6. Entire Agreement.

e) This Agreement constitutes the entire agreement of the parties hereto.

7. Governing Law.

f) This Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principles.

8. Modification.

g) This Agreement may not be amended or supplemented at any time unless by a writing executed by each of the parties hereto.

9. Headings.

h) The headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

10. Counterparts; Facsimile.

i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile or other electronic transmission, and any such executed facsimile or electronic copy shall be treated as an original.

[The balance of this page is intentionally left page.]

j) IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

[*]

Transferor:

By:
Name:
Title:

Chunyi (Charlie) Hao

Transferee:

By:
Name:	Chunyi (Charlie) Hao

EXHIBIT B

Joinder Agreement

JOINDER TO LETTER AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

July 18, 2023

Reference is made to that certain Securities Purchase Agreement, dated as of July 18, 2023 (the “Agreement”), by and among Navy Sail International Limited (“Investor”), Tristar Acquisition I Corp. (the “Company”) and Tristar Holdings I LLC (the “Sponsor”), pursuant to which Investor shall be entitled to acquire securities of the Company from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, each of the undersigned hereby agrees, as of the date first set forth above, that the undersigned (i) shall become a party to that certain Letter Agreement, dated October 13, 2021 (as it exists on the date of the Agreement, the “Letter Agreement”), by and among the Company, the Sponsor, officers and directors of the Company, and the other stockholders of the Company signatory thereto, and shall be bound by, and shall be subject to the restrictions set forth under, the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Founder Shares purchased pursuant to the Agreement (the “Assigned Securities”); and (ii) shall become a party to that certain Registration Rights Agreement, dated October 13, 2021 (as it exists on the date of the Agreement, the “Registration Rights Agreement”), by and among the Company, the Sponsor, and the other stockholders of the Company signatory thereto, and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Assigned Securities (together with any other equity security of the Company issued or issuable with respect to any such Assigned Securities by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

In addition, the Sponsor hereby transfers to the Investor its right to designate three individuals to be appointed or nominated, as the case may be, for election to the board of directors of the Company at any time after the Company consummates a business combination, as described in Article 5 of the Registration Rights Agreement.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to the undersigned) and the Registration Rights Agreement is between the Company and each undersigned, solely, and not between and among the undersigned and the other shareholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

[BUYER]

By
Name:
Title:

ACKNOWLEDGED AND AGREED:

TRISTAR ACQUISITION I CORP.

By:
Name: William M. Mounger, II
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:
HOLDERS:

TRISTAR HOLDINGS I LLC

By:
Name: William M. Mounger, II
Title: Manager